UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2010, Oshkosh Corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC (“BofA”), as the representative for the other initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell, subject to the terms and conditions set forth therein, $250 million aggregate principal amount of its 8¼% Senior Notes due 2017 (the “2017 Notes”) and $250 million aggregate principal amount of its 8½% Senior Notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Notes”) to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Notes will be issued pursuant to an indenture (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, that will be executed in connection with the completion of the offering of the Notes.  The Company will pay 8¼% interest per annum on the outstanding principal amount of the 2017 Notes and 8½% interest per annum on the outstanding principal amount of the 2020 Notes, in each case, payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing on September 1, 2010.  The 2017 Notes will mature on March 1, 2017, and the 2020 Notes will mature on March 1, 2020.

The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt.  The Company’s obligations under the Notes and the Indenture will be guaranteed by all of the Company’s existing and future subsidiaries that from time to time guarantee obligations under the Company’s senior credit facility, with certain exceptions.

On and after March 1, 2014, the Company will have the right to redeem some or all of the 2017 Notes, and on and after March 1, 2015, the Company will have the right to redeem some or all of the 2020 Notes, in each case, at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, together with accrued and unpaid interest to, but not including, the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated:

2017 Notes

Year	Redemption Price
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

2020 Notes

Year	Redemption Price
2015	104.250%
2016	102.833%
2017	101.417%
2018 and thereafter	100.000%

The Company will also have the right to redeem from time to time up to 35% of the aggregate outstanding principal amount of each of the 2017 Notes and the 2020 Notes before March 1, 2013, with the net proceeds of certain equity offerings by the Company.

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of Notes will have the right to require the Company to purchase that holder’s Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase.

The Indenture contains various covenants, including, but not limited to, covenants that, subject to certain exceptions, will limit the Company’s and its restricted subsidiaries’ ability to (i) incur additional debt; (ii) pay dividends on the Company’s capital stock or repurchase the Company’s capital stock and make certain other restricted payments; (iii) enter into agreements limiting dividends and certain other restricted payments; (iv) grant liens on the Company’s assets; (v) enter into sale and leaseback transactions; (vi) merge, consolidate or transfer or dispose of substantially all of the Company’s assets; (vii) sell, transfer or otherwise dispose of property and assets; (viii) change the nature of the Company’s business; and (ix) engage in transactions with affiliates.

The Indenture will also provide for customary events of default.  If an event of default occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of, and any accrued interest on, the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

In connection with the completion of the offering of the Notes, the Company, the Guarantors and BofA, as representative of the Initial Purchasers, will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree, among other things, (i) to use its commercially reasonable efforts to consummate an exchange offer within 366 days after the issuance of the Notes, or (2) if required, to have a shelf registration statement declared effective with respect to resales of the Notes.  If the Company fails to satisfy its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes, under certain circumstances, at a rate of 0.25% annum for the first 90-day period immediately following the occurrence of the default.  The rate of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum rate of additional interest of 1.0% per annum.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the Notes.

The offering of the Notes is expected to close on March 3, 2010.  The Company expects to receive approximately $489.5 million in proceeds from the sale of the Notes, after deducting underwriting discounts and commissions and estimated expenses of the offering.  The net proceeds from the sale of the Notes will be used to repay a portion of the Company’s outstanding indebtedness under term loan B under the Company’s senior secured credit agreement.

Item 8.01.                                            Other Events.

On February 26, 2010, the Company also issued a press release announcing the pricing of the private offering of the Notes.  Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01.                                            Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

(4.1)                       Purchase Agreement, dated February 26, 2010, by and among the Company, the guarantors named therein and Banc of America Securities LLC, as representative of the initial purchasers named therein.

(99.1)                 Oshkosh Corporation Press Release dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: March 1, 2010	By:	/s/David M. Sagehorn
David M. Sagehorn
Executive Vice President, Chief Financial Officer

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated February 26, 2010

Exhibit
Number

(4.1)	Purchase Agreement, dated February 26, 2010, by and among the Company, the guarantors named therein and Banc of America Securities LLC, as representative of the initial purchasers named therein.

(99.1)	Oshkosh Corporation Press Release dated February 26, 2010.